AMENDMENT NO. 12
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of September 28, 2012, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to remove Invesco Commodities Strategy Fund and change the name of Invesco Small Companies Fund to Invesco Select Companies Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Invesco Balanced-Risk Allocation Fund
Invesco Balanced-Risk Commodity Strategy Fund
Invesco China Fund
Invesco Developing Markets Fund
Invesco Emerging Market Local Currency Debt Fund
Invesco Emerging Markets Equity Fund
Invesco Endeavor Fund
Invesco Global Health Care Fund
Invesco Global Markets Strategy Fund
Invesco International Total Return Fund
Invesco Pacific Growth Fund
Invesco Premium Income Fund
Invesco Select Companies Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ John M. Zerr Name: John M. Zerr
Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Harsh Damani Name: Harsh Damani
Title: SVP Fund Admin

By: /s/ Jamie Kingston Name: Jamie Kingston
Title: SVP Product

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ A. Lehmann Name: A. Lehmann
Title: Managing Director

By: /s/ C. Puschmann Name: C. Puschmann
Title: Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: /s/ M. McLoughlin Name: M. McLoughlin
Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: /s/ Masakazu Hasegawa Name: Masakazu Hasegawa
Title: Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By: /s/ Nick Burrell Name: Nick Burrell
Title: Company Secretary
By: /s/ Mark Yesberg Name: Mark Yesberg
Title: Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Fanny Lee Name: Fanny Lee
Title: Director

By: /s/ Gracie Liu Name: Gracie Liu
Title: Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: /s/ Jeffrey H. Kupor Name: Jeffrey H. Kupor
Title: Secretary & General Counsel